United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                 December 31, 2008

Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

1-6749-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

                New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Overseas Shipholding Group, Inc. (“OSG”) and Mr. Morten Arntzen, the President and Chief Executive Officer of OSG, entered into three agreements. The first agreement amends the employment letter agreement dated as of January 19, 2004 between Mr. Arntzen and OSG to (i) further facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder (“Section 409A”), and (ii) provide that Mr. Arntzen shall receive a pro rata annual bonus for the year in which his employment with OSG terminates based on the actual results of such year based on the portion of the year Mr. Arntzen was employed, to be paid in the calendar year following the year in which the bonus was earned.

The second agreement amends the Restricted Stock Unit Award Agreement dated February 15, 2007 between Mr. Arntzen and OSG to comply with Section 409A thereunder, including to provide that payments under the award will be made no later than 60 days following an event triggering an early payment.

The third agreement is an Amended and Restated Change of Control Protection Agreement (the “Amended Change of Control Agreement”) which amends and restates the Change of Control Protection Agreement dated as of January 19, 2004, as amended on February 15, 2007, between Mr. Arntzen and OSG.

The Amended Change of Control Agreement provides that if a Change of Control (as defined in the Amended Change of Control Agreement) occurs and Mr. Arntzen’s employment with OSG is terminated by OSG without Cause (as defined in the Amended Change of Control Agreement) or by Mr. Arntzen for Good Reason (as defined in the Amended Change of Control Agreement) at any time within two years after the Change of Control or if a Change of Control takes place within 120 days after Mr. Arntzen is terminated in an Anticipatory Termination (as defined in the Agreement), Mr. Arntzen will receive the following payments and benefits from OSG:

(A)

(i) subject to submission of appropriate documentation, any incurred but unreimbursed business expenses for the period prior to Mr. Arntzen’s termination payable in accordance with OSG’s policies and practices; (ii) any base salary, bonus (other than any annual bonus), vacation pay or other compensation accrued or earned under law or in accordance with OSG’s policies applicable to Mr. Arntzen but not yet paid, payable in accordance with OSG’s normal policies and practices for such compensation; and (iii) any other amounts or vested benefits due under the then applicable employee benefit (including, without limitation, any non-qualified pension plan or arrangement), equity or incentive plans of OSG then in effect, applicable to Mr. Arntzen as shall be determined and paid in accordance with such plans;

(B)

(i) a lump sum (without regard to any accrued interest) equal to (x) 2 times Mr. Arntzen’s annual base salary rate in effect within 180 days prior to, or at any time after, the Change of Control, plus (y) three times Mr. Arntzen’s highest target annual incentive compensation in effect within 180 days prior to, or at any time after, the Change of Control; provided, that if no target annual incentive compensation is in effect during such period, then Mr. Arntzen’s target incentive compensation will be deemed to be 50% of Mr. Arntzen’s annual base salary rate in effect immediately prior to his termination; (ii) a lump sum equal to 36 months of additional employer contributions that would have been made under any qualified or nonqualified defined contribution pension plan or arrangement of OSG applicable to Mr. Arntzen, measured from the date of termination of employment and not contributed to the extent that Mr. Arntzen would otherwise be entitled to such contributions during such period if he had contributed at the maximum permitted salary reduction level during such period; (iii) a pro rata annual bonus for the year in which Executive is terminated based on the portion of the year Mr. Arntzen was employed; and (iv) to the extent not paid pursuant to (A) above, any earned but unpaid bonus for a previously completed fiscal year of OSG;

(C)

(i) if benefits under OSG’s health plans, in which Mr. Arntzen participated immediately prior to the termination of his employment, or materially equivalent plans maintained by OSG in replacement thereof (the “Health Plans”) will not be taxable to Mr. Arntzen, than continued coverage at OSG’s expense (other than as set forth below) under the Health Plans, or (ii) if benefits under the Health Plans will be taxable to Mr. Arntzen, reimbursement for Mr. Arntzen’s premiums for continued coverage under the Health Plans in the amount that the cost of such coverage exceeds the active employee rate under the Health Plans (as determined based on the premium rate in effect for Mr. Arntzen on his Date of Termination (as defined in the Amended Change of Control Agreement) and excluding, for purposes of calculating cost, his ability to pay premiums with pre-tax dollars), in either case for Mr. Arntzen and his dependents until the earliest of (x) thirty-six (36) months following his Date of Termination and (y) Mr. Arntzen’s commencement of other substantially full-time employment (such period, the “Coverage Period”). Notwithstanding the foregoing, in the case of (i), Mr. Arntzen shall pay the same premium amount for such coverage as Mr. Arntzen would pay if an active employee under the Health Plans (as determined based on the premium rate in effect for Mr. Arntzen on his Date of Termination and excluding, for purposes of calculating cost, his ability to pay premiums with pre-tax dollars) and the OSG portion of the premium for any such coverage shall be paid on a monthly basis. In the case of (ii), any such reimbursement payment shall be payable on the first OSG payroll date for the applicable month for which such premium amount is paid, such payment to include a tax gross-up payment to the extent the amount taxable to Mr. Arntzen is greater than the amount that would have been taxable to him if he was an employee and participated in the Health Plans. The Coverage Period shall run concurrently with the applicable continuation coverage for Mr. Arntzen and his dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985;

(D)

Continued coverage under OSG life insurance plan in which Mr. Arntzen participated immediately prior to the termination of Mr. Arntzen’s employment (at the same cost as for active employees of equivalent age) at a benefit level equal to the higher of the level in effect immediately prior to the Change of Control or immediately prior to his termination or, alternatively, equivalent coverage (on a tax grossed up basis, to the extent the amount taxable to Mr. Arntzen is greater than the amount taxable to him if he was an employee and participated in OSG’s life insurance plan) for three (3) years from the date of termination of Mr. Arntzen’s employment, with any OSG portion of the premiums for such coverage paid on a monthly basis; and

(E)	All of Mr. Arntzen’s then unvested equity awards which were granted prior to a Change of Control shall automatically vest and all restrictions thereon shall lapse.

If Mr. Arntzen becomes entitled to payments and/or benefits provided by the Amended Change of Control Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of the Amended Change of Control Agreement or any other plan, arrangement or agreement with OSG, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with OSG or such person) as a result of a Change in Control (collectively the “Company Payments”), and if such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), OSG shall pay to Mr. Arntzen anadditional amount (the “Gross-Up Payment”) such that the net amount retained by Mr. Arntzen, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and local income or payroll tax upon the Gross-Up Payment, but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments. Notwithstanding the foregoing, if the amount subject to Section 280G of the Code exceeds the safe harbor threshold under Section 280G of the Code by 10% or less, then the payment is cut back to the safe harbor threshold.

Except as set forth in (C) above, Mr. Arntzen is not required to seek other employment or to attempt in any way to reduce any amounts payable to him by OSG pursuant to the Amended Change of Control Agreement.

The term of the Amended Change of Control Agreement expires on January 19, 2012, unless extended by the parties.

The foregoing description of the three agreements is qualified in its entirety by the terms and conditions of each of the three agreements, copies of which are filed with this Form 8-K as exhibits.

Effective as of December 31, 2008, OSG entered into an Amended and Restated Change of Control Protection Agreement (individually, an “Amended Agreement”) with each of Myles R. Itkin, Executive Vice President, Chief Financial Officer and Treasurer of OSG, Robert E. Johnston, Senior Vice President and Head of Shipping Operations of OSG, Mats Berglund, Senior Vice President and Head of Crude Oil Transportation Strategic Business Unit of OSG, and Jonathan P Whitworth, Senior Vice President and Head of U.S. Flag Strategic Business Unit of OSG (individually, an “Executive”), each of which amends and restates the existing Change of Control Protection Agreement between OSG and each such Executive which expired on December 31, 2008. Each Amended Agreement is substantially similar to the Amended Change of Control Agreement described above, except that:

A.	the time period during which a Change of Control may occur for an Executive to receive benefits as a result of a Change of Control following the Executive’s termination in an Anticipatory Termination is 90 days rather than 120 days following the Change of Control;

B.

the base salary used in the calculation of the lump sum benefit is the salary in effect immediately prior to the Executive’s termination rather than within 180 days prior to, or any time after, the Change of Control;

C.	the multiple of target annual incentive compensation used in calculating the lump sum benefit is two times rather than three times;

D.

the period of additional employer contributions payable to the Executive that would have been made for the Executive under any qualified or nonqualified defined contribution pension plan or arrangement applicable to the Executive is 24 months rather than 36 months;

E.

the Coverage Period with respect to Health Plans ends on the earliest of (x) 24 months rather than 36 months following the Executive’s Date of Termination and (y) the Executive’s commencement of other substantially full-time employment; and

F.	the Executive does not receive continued coverage under the OSG life insurance plan in which he participated immediately prior to the termination of his employment.

G.

all severance benefit amounts other than those described above in section A of the description of the Amended Change of Control Agreement are payable only if the Executive executes and delivers a release discharging all claims of the Executive against OSG which may have occurred up to the date of termination;

H.

each Executive agrees during (i) the term of his employment with OSG and thereafter to (x) keep confidential all proprietary processes, trade secrets or other confidential data or information of OSG and (y) fully cooperate with OSG in connection with any matter, investigation, proceeding or litigation regarding any matter in which the Executive was involved during the Executive’s employment; and (ii) during the Executive’s employment and, if he is receiving payments under the Agreement, for the one year period following the termination of the Executive’s employment with OSG, the Executive will not compete with any business conducted by OSG, will not solicit any employee of OSG to leave the employ of OSG and will not solicit or induce any customer of OSG to purchase services offered by OSG from another entity.

The term of each Amended Agreement expires on December 31, 2011, unless extended by the parties.

The foregoing description of each Amended Agreement is qualified in its entirety by the terms and conditions of the form of Amended Agreement, a copy of which is filed with this Form 8-K as an exhibit.

Effective December 31, 2008, OSG amended and restated its Severance Protection Plan (the "Amended Severance Plan") which it adopted effective January 1, 2006 to (i) facilitate further compliance with Section 409A and (ii) provide that an eligible executive under the Amended Severance Plan receives a pro rata annual bonus for the year in which termination of employment occurs based on actual results of such year based on the portion of the year the executive was employed, such bonus to be in the calendar year after the year in which the bonus was earned. Each of Messrs. Itkin, Johnston, Berglund and Whitworth are Tier A Executives under the Amended Severance Plan. This description of the Amended Severance Plan is qualified in its entirety by the terms and conditions of the Amended Severance Plan, a copy of which is filed with this Form 8-K as an exhibit.

Effective December 31, 2008, OSG entered into two letter agreements with Jonathan P. Whitworth. The first agreement amends the employment agreement dated as of September 24, 2006 between Mr. Whitworth and OSG (the "Employment Agreement") to further compliance with Section 409A. The second agreement reconciles certain terms of the Employment Agreement which may conflict with the terms of the Amended Severance Plan and the Amended Agreement for Mr. Whitworth. This description of the two agreements is qualified in its entirety by the terms and conditions of the two agreements, copies of which are filed with this Form 8-K as exhibits.

Effective as of December 31, 2008, OSG amended the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 10, 2008, to comply with Section 409A, including with respect to the Performance Awards granted on January 10, 2007. This description of the amendment is qualified in its entirety by the terms and conditions of the amendment, a copy of which is filed with this Form 8-K as an exhibit.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated December 31, 2008 between OSG and Morten Arntzen, amending the employment letter dated as of January 19, 2004 between OSG and Mr. Arntzen, as amended.

10.2	Letter Agreement dated December 31, 2008 between OSG and Morten Arntzen amending the Restricted Stock Unit Award Agreement dated February 15, 2007 between OSG and Mr. Arntzen.

10.3	Amended and Restated Change of Control Protection Agreement dated as of December 31, 2008 between OSG and Morten Arntzen.

10.4	Form of Amended and Restated Change of Control Protection Agreement dated as of December 31, 1008 between OSG and each of Myles R. Itkin, Robert E. Johnston, Mats Berglund and Jonathan P. Whitworth.

10.5	Overseas Shipholding Group, Inc. Severance Protection Plan effective as of January 1, 2006 as amended and restated as of December 31, 2008.

10.6	Letter Agreement dated December 31, 2008 between OSG and Jonathan P. Whitworth amending the employment letter agreement dated as of September 24, 2006 between OSG and Mr. Whitworth.

10.7

Letter Agreement dated December 31, 2008 between OSG and Jonathan P. Whitworth reconciling certain terms of Mr. Whitworth’s employment agreement with the terms of the Overseas Shipholding Group, Inc. Severance Protection Plan and Mr. Whitworth’s Amended and Restated Change of Control Protection Agreement.

10.8	Amendment Number One to the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan as amended and restated as of June 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: January 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated December 31, 2008 between OSG and Morten Arntzen, amending the employment letter dated as of January 19, 2004 between OSG and Mr. Arntzen, as amended.

10.2	Letter Agreement dated December 31, 2008 between OSG and Morten Arntzen amending the Restricted Stock Unit Award Agreement dated February 15, 2007 between OSG and Mr. Arntzen.

10.3	Amended and Restated Change of Control Protection Agreement dated as of December 31, 2008 between OSG and Morten Arntzen.

10.4	Form of Amended and Restated Change of Control Protection Agreement dated as of December 31, 1008 between OSG and each of Myles R. Itkin, Robert E. Johnston, Mats Berglund and Jonathan P. Whitworth.

10.5	Overseas Shipholding Group, Inc. Severance Protection Plan effective as of January 1, 2006 as amended and restated as of December 31, 2008.

10.6	Letter Agreement dated December 31, 2008 between OSG and Jonathan P. Whitworth amending the employment letter agreement dated as of September 24, 2006 between OSG and Mr. Whitworth.

10.7

Letter Agreement dated December 31, 2008 between OSG and Jonathan P. Whitworth reconciling certain terms of Mr. Whitworth’s employment agreement with the terms of the Overseas Shipholding Group, Inc. Severance Protection Plan and Mr. Whitworth’s Amended and Restated Change of Control Protection Agreement.

10.8	Amendment Number One to the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan as amended and restated as of June 10, 2008.